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                                                                   EXHIBIT 10.21

             Form of Stockholders' Agreement to be entered into upon
                   exercise of Options under Option Agreement

         STOCKHOLDERS' AGREEMENT, dated as of ________________, _____, between THE J.H. HEAFNER COMPANY, INC., a North Carolina corporation (the "Company"), and _______________________ (the "Purchaser").

                                  Introduction

         The Purchaser is, upon the date hereof, exercising his option to purchase _________ shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), at a price of $__________ per Share (the "Purchase Price"), pursuant to the Company's 1997 Stock Option Plan (the " Option Plan").

         On or about May 7, 1997, (i) the Company entered into the Loan and Security Agreement with BankBoston, N.A., pursuant to which up to $65.0 million in indebtedness (the "Senior Financing") was made available to the Company and Oliver & Winston, Inc. ("Winston"), (ii) the Company issued senior subordinated notes in the principal amount of $16.0 million pursuant to a Senior Subordinated Note and Warrant Purchase Agreement with The 1818 Mezzanine Fund, L.P. (the "Senior Subordinated Financing"), (iii) the Company issued warrants (the "Warrants") in connection with the Senior Subordinated Financing and, (iv) the Company issued shares of Series A Cumulative Redeemable Preferred Stock and shares of Series B Cumulative Redeemable Preferred Stock (collectively, the "Preferred Stock") to The Kelly-Springfield Tire Company. Subsequent to such date, certain members of management of the Company and Winston (the "Management Stockholders") entered into a Securities Purchase and Stockholders' Agreement dated as of May 28, 1997 (the "Stockholders' Agreement"), pursuant to which the Management Stockholders agreed to purchase shares of Common Stock and agreed to certain restrictions on the transferability of their shares of Common Stock. All of such transactions are referred to herein as the "Overall Transaction."

         As a condition to the Purchaser's exercise of his option to acquire the Shares, the Purchaser is entering into this agreement.

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


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                                    ARTICLE I

                            Transferability of Shares

         SECTION 1.1. Stock Transfer Restrictions. The Purchaser shall not sell, assign, pledge, give away or otherwise transfer (a "Transfer") any Shares except in accordance with the procedures set forth in this Agreement. Any attempted Transfer of Shares not permitted by this Agreement shall be null and void, and the Company shall not in any way give effect to any such Transfer. Any proposed Transfer of Shares shall be null and void, and the Company shall not in any way give effect to any such Transfer, unless the transferee of such Shares who is not, immediately prior to such Transfer, a Management Stockholder shall agree in writing to be bound by and comply with the provisions of this Agreement

         SECTION 1.2. Termination of Employment. (a) Transfers upon Termination for Cause. If the Company shall terminate the Purchaser's employment for "Cause" or the Purchaser shall terminate his employment with the Company other than for "Good Reason" (as such terms are defined below), the Company shall have the right, commencing on the date of such termination and continuing until the first anniversary thereof, to purchase all or part of such Purchaser's Shares at the Repurchase Price applicable thereto, provided that if and to the extent that, prior to such first anniversary, the Company is prohibited under the terms of any loan agreement or note for borrowed money from making such repurchase to the full extent it would otherwise do so, the Company shall have the right to purchase such Shares until the expiration of 45 days after such first anniversary. For purposes of this Section 1.2, "Company" shall include Winston with respect to a Purchaser employed directly by Winston.

         For purposes of this Agreement,

         "Cause", with respect to the Purchaser, has the meaning set forth in the employment agreement, if any, then in effect between the Company and the Purchaser or, in the absence of such an agreement, shall mean (i) the Purchaser's conviction of, or plea of guilty or nolo contendere to a felony,
(ii) the Purchaser's gross negligence in the performance of his employment services to the Company, which is not corrected within 15 business days after written notice, (iii) the Purchaser's knowingly dishonest act, or knowing bad faith or willful misconduct in the performance of such services to the material detriment of the Company, which is not corrected within 15 business days after written notice, or (iv) the Purchaser's other material breach of his obligations as an employee or officer of the Company which is not corrected within a reasonable period of time (determined in light of the cure appropriate to such material breach, but in no event less than 15 business days) after written notice.

         "Good Reason", with respect to the Purchaser, has the meaning set forth in the employment agreement, if any, then in effect between the Company and the Purchaser or, in the absence of such an agreement, shall mean (i) the failure of the Company to pay any undisputed amount due to the Purchaser in connection with his employment by the Company or a substantial diminution in benefits provided pursuant to such employment, (ii) a substantial diminution in the


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status, position and responsibilities of the Purchaser that is not instituted to all senior management of the Company or (iii) the Company requiring the Employee to be based at any office or location that requires a relocation or commute greater than 50 miles from the office or location to which the Purchaser is currently assigned.

         "Repurchase Price" means, with respect to each Share, the greater of
(i) the Purchase Price applicable thereto and (ii) the quotient obtained by dividing the Net Equity Value by the total number of shares of Common Stock outstanding on the date of termination of the Purchaser's employment (on a fully diluted basis, after assuming the issuance of shares of Common Stock pursuant to the exercise of in-the-money options granted under the Option Plan and in-the-money Warrants). "Net Equity Value" means the sum of (x) 6 times the Company's EBITDA (as calculated in accordance with the Loan and Security Agreement dated May 7, 1997 among the Company, Winston, the financial institutions identified therein and BankBoston, N.A., as agent) for the 12 full calendar months immediately preceding the date on which such termination shall have occurred, plus (y) the aggregate exercise price of all options granted under the Option Plan and all Warrants, which exercise price at the date such termination shall have occurred does not exceed (on a per share basis) the per share market value of the Common Stock, less (z) the aggregate amount of principal of and interest on (in the case of debt) and liquidation value of (in the case of capital stock) the Senior Financing, Senior Subordinated Financing and Preferred Stock outstanding as of the date of such termination.

         (b) Termination other than for Cause. If the Company shall terminate the Purchaser's employment other than for Cause or the Purchaser shall terminate his employment with the Company for Good Reason, the Purchaser shall have the right, commencing on the date of such termination and continuing until the first anniversary thereof, to require the Company to purchase all or part of the Purchaser's Shares at the Repurchase Price applicable thereto; provided that if and to the extent that, prior to such first anniversary, the Company is prohibited under the terms of any loan agreement or note for borrowed money from purchasing such Shares to the extent so required by the Purchaser borrowed money from purchasing such Shares to the extent so required by the Purchaser, the Company shall not be obligated to make such purchase until it is no longer prohibited from doing so, in which case payment shall be made promptly after the removal of such prohibition. In the event the option is not exercised, the Company shall have the right, commencing on the first anniversary and continuing until the second anniversary thereof, to purchase all of the Purchaser's Shares at the Repurchase Price applicable thereto.

         (c) Termination or Repurchase upon Death. If the Purchaser's employment with the Company shall terminate due to the Purchaser's death, or, following any other termination of employment by the Company, the Purchaser shall die, the Company shall have the right to purchase, and the Purchaser's descendants shall have the right to require the Company to purchase, all or part of the Purchaser's Shares at the Repurchase Price applicable thereto, commencing on the date of death of the Purchaser and continuing until the first anniversary thereof; provided that if and to the extent that, prior to such anniversary, the Company is prohibited under the terms of any loan agreement or note for borrowed money from purchasing such Shares to the extent so required by the Purchaser's descendants, the Company shall not be


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obligated to make such purchase until it is no longer prohibited from doing so, in which case payment shall be made promptly after the removal of such prohibition.

         (d) Delivery of Payment. The Company or the Purchaser, as the case may be, shall notify the other of such party's exercise of its rights under this
Section 1.2 by giving written notice of such exercise at least 10 and not more than 30 days before the date established by such electing party for such purchase or sell, as the case may be. On the date so designated, the Company shall deliver the appropriate Repurchase Price to the Purchaser by certified check or money order and the Purchaser shall deliver the certificates evidencing the Shares being purchased, duly endorsed for transfer as the Company may direct, and free and clear of any claim, encumbrance, pledge, lien, security interest or other restriction ("Claim"). If any Shares evidenced by a certificate so surrendered are not being purchased pursuant to the terms hereof, the Company shall promptly issue to the Purchaser a replacement certificate evidencing the Shares not so purchased.

         SECTION 1.3. Transfers Among Management or to Descendants. (a) The Purchaser may, so long as any right has not been exercised with respect to such Shares pursuant to Section 1.2, Transfer any Shares to a Management Stockholder or other management employee of the Company or Winston who has or does acquire shares of Common Stock pursuant to a purchase agreement substantially in the form of the agreement entered into with the Management Stockholders or pursuant to an exercise of any option under the Option Plan (a "Management Employee"). The Purchaser may Transfer by will or the laws of descent and distribution any Shares to the Purchaser's descendants. Such transfer shall be effective only if the transferee agrees to be bound by the terms of this Agreement.

         SECTION 1.4. Right of First Refusal. With respect to any Shares that the Company had the right to purchase pursuant to Section 1.2(a) or Section 1.2(c) but failed to so purchase prior to the expiration of the one-year period referred to therein (as the same may be extended due to the Company's inability to purchase such Shares as described therein), the following provisions shall apply.

         (a) If the Purchaser desires to Transfer any such Shares (other than pursuant to Section 1.3), the Purchaser shall deliver to the Company and the Management Stockholders and Management Employees a written notice, which shall be irrevocable for a period of 45 days after delivery, offering all of such Shares to the Company and the Management Stockholders and Management Employees at the purchase price and on the terms specified in the written notice. The Company shall have the first right and option, for a period of 30 days after delivery of such written notice, to purchase all (but not part) of such Shares at the purchase price and on the terms specified in the notice. Such acceptance shall be made by delivering a written notice to the Purchaser within such 30-day period.

         (b) If the Company fails to accept such offer, then upon the earlier of the expiration of such 30-day period or upon the receipt of a written rejection of such offer from the Company, the Management Stockholders and Management Employees (as a group) shall have the second right and option, until 15 days after the expiration of the 30-day period, to purchase


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on a pro rata basis with all Management Stockholders and Management Employees so electing all (but not part) of such Shares offered at the purchase price and on the terms specified in the notice. Such acceptance shall be made by delivering a written notice to the Purchaser within the 15-day period.

         (c) If the Company and the Management Stockholders and Management Employees do not elect to purchase the Shares so offered, then the Purchaser may Transfer all (but not part) of such Shares at a price not less than the price, and on terms not more favorable to the transferee of such Shares than the terms, stated in the original written notice of intention to sell, at any time within 15 days after the expiration of the period in which the Management Stockholders and Management Employees could elect to purchase such Shares. If such Shares are not sold by the Purchaser during such 15-day period, the right of the Purchaser to sell such Shares shall expire and the rights and obligations set forth in this Section 1.4 shall be reinstated with respect to such Shares.

         SECTION 1.5. Lock-up Agreements. If the Company proposes to register under the Securities Act any of its Common Stock for sale to the public, the Purchaser shall enter into such agreement (a "Lock-up Agreement") as may be requested by the underwriters of such registered offering, pursuant to which Lock-up Agreement the Purchaser shall refrain from selling any Shares during the period of distribution of Common Stock by such underwriters and for a period of up to 180 days following the effective date of such registration.

                                   ARTICLE II

                Representations and Warranties of the Purchasers

         The Purchaser represents and warrants to the Company as follows:

         SECTION 2.1. Capacity; Binding Agreements. The Purchaser has all requisite capacity to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser, and constitutes the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

         SECTION 2.2. Conflicts; Consents. The execution and delivery by the Purchaser of this Agreement, the consummation of the transactions contemplated hereby and compliance by the Purchaser with any of the provisions hereof do not and will not (i) conflict with or result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the provisions of any note, bond, lease, mortgage, indenture, or any license, franchise, permit, agreement or other instrument or obligation to which the Purchaser is a party, or by which the Purchaser or any of the Purchaser's properties or assets may be bound or affected, except for such conflicts, breaches or defaults as to which requisite waivers or consents have been obtained, (ii) violate any law, statute, rule or regulation or order, writ, injunction or decree applicable to the Purchaser or any of the Purchaser's properties or assets or (iii) result in the creation or imposition of any Claim upon any of the Purchaser's properties or assets.


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         SECTION 2.3. Restrictive Legend. The Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing all of the Shares to the following effect:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS AND NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES. THE TRANSFER OF ANY SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER LIMITED BY THE PROVISIONS OF THE STOCKHOLDER'S AGREEMENT BETWEEN THE J.H. HEAFNER COMPANY, INC. AND THE MANAGEMENT STOCKHOLDER IDENTIFIED THEREIN, A COPY OF WHICH IS ON FILE AT THE EXECUTIVE OFFICE OF THE COMPANY."

         SECTION 2.4. Nature of Purchaser. The Purchaser has such knowledge and experience in financial and business matters so that he is capable of evaluating the relative merits and risks of purchasing the Shares. The Purchaser has adequate means of providing for his current economic needs and possible personal contingencies, has no need for liquidity in his investment in the Company and is able financially to bear the risks of such investment.

                                   ARTICLE III

                                  Miscellaneous

         SECTION 3.1. Option Shares; Dividends; Reclassifications. If, subsequent to the date hereof, any additional shares of Common Stock are issued to the Purchaser pursuant to the exercise of any option (including options granted under the Option Plan), warrant or other security convertible into or exercisable for shares of Common Stock, or any shares or other securities are issued with respect to, or in exchange for, any of the Shares by reason of any reincorporation, stock dividend, stock split, consolidation of shares, reclassification or consolidation involving the Company, such shares of Common Stock and such other shares or securities shall be deemed to be Shares for all purposes of this Agreement.

         SECTION 3.2. Survival of Provisions; Termination. (a) All of the representations, warranties and covenants made herein and each of the provisions of this Agreement shall, except as otherwise expressly set forth herein, survive the execution and delivery of this Agreement, any investigation by or on behalf of the Purchaser, the acceptance of the Shares and payment therefor or the termination of this Agreement.


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         (b) This Agreement shall terminate upon the earliest to occur of the
(i) issuance by the Company or sale by the shareholders of the Company to the public on a Form S-1 under the Securities Act of shares of Common Stock representing at least 40% of the Common Stock outstanding after such issuance or sale, (ii) tenth anniversary of the date of this Agreement and (iii) written consent of the Purchaser, all Management Stockholders, all Management Employees and the Company. Upon such a termination, all rights and obligations shall terminate, except the Purchaser's obligations under Section 1.5 with respect to a Lock-up Agreement entered into in connection with a public offering referred to in the foregoing clause (i), if applicable.

         SECTION 3.3. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier services or personal delivery to the following addresses, or to such other addresses as shall be designated from time to time by a party in accordance with this Section 3.3:

         (a)      if to the Company:

                  The J.H. Heafner Company, Inc.
                  814 East Main Street
                  P.O. Box 837
                  Lincolnton, North Carolina  28093-0837
                  Attention:  J. Michael Gaither
                  Telecopier No.:  (704) 732-6480

                  with a copy to:

                  Howard, Darby & Levin
                  1330 Avenue of the Americas
                  New York, New York 10019
                  Attention:  Scott F. Smith, Esq.
                  Telecopier No.:  (212) 841-1010

         (b) if to the Purchaser, at the address set forth opposite the Purchaser's name on the signature pages hereof.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one business day after delivery to a courier, if delivered by commercial overnight courier service; five business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

         SECTION 3.4. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. The provisions of Article I also shall inure to the benefit of and be enforceable by any Management Stockholder or Management Employee. The Purchaser may assign its rights hereunder only in conjunction with, and to a transferee of, a Transfer permitted pursuant to the terms of Article I, and any such assignee shall be deemed to be a "Purchaser" for purposes of this Agreement. The


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Company may not assign any of its rights or obligations hereunder without the consent of the Purchaser; provided that any successor by merger or consolidation of the Company or similar transaction shall be bound by and benefit from the terms hereof as if named as the Company hereunder.

         SECTION 3.5. Amendment and Waiver. No failure or delay on the part of the Company or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver of or consent to any departure by the Company or the Purchaser from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof; provided that notice of any such waiver shall be given to each party hereto as set forth herein. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Purchaser.

         Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchaser from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company or the Purchaser in any case shall entitle the Company or the Purchaser to any other or further notice or demand in similar or other circumstances.

         SECTION 3.7. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         SECTION 3.8. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         SECTION 3.9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         SECTION 3.10. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

         SECTION 3.11. Entire Agreement. This Agreement, together with the terms of the Common Stock, is intended by the parties as a final expression of their agreement and


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intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the Common Stock, supersede all prior agreements and understandings among the parties with respect to such subject matter.

         SECTION 3.12. Expenses. Each party to this Agreement shall each bear its or his own costs incurred in connection with the negotiation, execution and delivery and enforcement of this Agreement, including the fees and expenses of lawyers, financial advisors and accountants.

         SECTION 3.13. Certain Definitions and Rules of Interpretation. Except as otherwise expressly provided in this Agreement, the following rules of interpretation apply to this Agreement: (i) the singular includes the plural and the plural includes the singular; (ii) "or" and "any" are not exclusive and "include" and "including" are not limiting; (iii) a reference to any agreement or other contract includes permitted supplements and amendments; (iv) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder; (v) a reference to a person includes its permitted successors and assigns; (vi) a reference to GAAP or generally accepted accounting principles refers to United States generally accepted accounting principles; and (vii) a reference in this Agreement to an Article or Section is to the Article or Section of this Agreement.


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         IN WITNESS WHEREOF, the parties hereto have caused this Stockholders'
Agreement to be executed and delivered as of the date first above written.

                                             THE J. H. HEAFNER COMPANY, INC.

                                             By:_____________________________
                                                Name:
                                                Title:

                                                _____________________________
Address for Notices:                            Name:


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